As filed with the Securities and Exchange Commission on October 19, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	4911	22-2535818
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1590 Reed Road
Pennington, New Jersey 08534
(609) 730-0400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George H. Kirby
Chief Executive Officer
Ocean Power Technologies, Inc.
1590 Reed Road
Pennington, New Jersey 08534
(609) 730-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Robert G. Reedy Kevin J. Poli Porter Hedges LLP 1000 Main, 36th Floor Houston, Texas 77002 Telephone: (713) 226-6674 Telecopy: (713) 228-1331

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-209517

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act  [   ]

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	$1,437,859 (1), (2)	$180

(1)

The registrant previously registered securities at an aggregate offering price not to exceed $15,000,000 on a Registration Statement on Form S-3 (File No. 333-209517), which was filed by the registrant on February 12, 2016 and declared effective on April 26, 2016 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $1,437,859 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed that registered under such Registration Statements.

(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

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This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including any and all prospectus supplements and all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-3 (File No. 333-209517), which was filed by the registrant on February 2, 2016 and declared effective on April 26, 2016, and is being filed solely for the purpose of registering an additional $1,437,859 of the Company’s securities.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Hopewell, State of New Jersey, on the 19th day of October, 2017.

OCEAN POWER TECHNOLOGIES, INC.

By:	/s/ George H. Kirby
George H. Kirby
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

President, Chief Executive Officer
/s/ George H. Kirby	and Director (Principal Executive Officer)	October 19, 2017
George H. Kirby

*	Chief Financial Officer and Treasurer	October 19, 2017
Matthew T. Shafer	(Principal Financial and Accounting Officer)

*	Chairman of the Board and Director	October 19, 2017
Terence J. Cryan

*	Vice Chairman of the Board and Director	October 19, 2017
Dean J. Glover

*	Director	October 19, 2017
Robert J. Burger

*	Director	October 19, 2017
Steven M. Fludder

*	Director	October 19, 2017
Robert K. Winters

*By:	/s/ George H. Kirby
George H. Kirby
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of Porter Hedges LLP with respect to legality of the securities, including consent.
23.1	Consent of KPMG LLP.
23.2	Form of Consent of Porter Hedges LLP (included in Exhibit 5.1).
24.1 *	Power of Attorney (contained in signature pages).

* Previously filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-209517) filed on February 12, 2016 and incorporated herein by reference.